As filed with the Securities and Exchange Commission on November 16, 2000
                                                 Registration No. 333-[        ]
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------
                                 ActivCard S.A.
             (Exact name of registrant as specified in its charter)

   The Republic of France             7372                     Inapplicable
(State or other jurisdiction    (Primary Standard            (I.R.S. Employer
   of incorporation or               Industrial             Identification No.)
       organization)          Classification Code Number)

                          -----------------------------
                       24-28, Avenue Du General De Gaulle
                          92156 Suresnes Cedex, France
          (Address of principal executive offices, including zip code)
                          -----------------------------
                                 ActivCard S.A.
                          1997 FRENCH STOCK OPTION PLAN
                          1998 FRENCH STOCK OPTION PLAN
                             STOCK OPTION PLAN 1999
                             STOCK OPTION PLAN 2000
                            (Full title of the plans)

                               Jean-Gerard Galvez
                 Chairman, President and Chief Executive Officer
                              6531 Dumbarton Circle
                            Fremont, California 94555
                     (Name and address of agent for service)

                                 (510) 574-0100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
       Title of Securities             Amount to be        Proposed Maximum      Proposed Maximum      Amount of
        to be Registered                Registered          Offering Price          Aggregate        Registration
                                                               Per Share           Offering Price          Fee
-------------------------------------------------------------------------------------------------------------------

American Depositary Shares (ADSs)           (1)                  (1)
evidenced by American Depositary      4,079,860 ADSs            $10.45             $42,634,537.00       $11,255.52
Receipts (ADRs), each ADS
evidencing Ordinary Share,                  (2)                  (2)
Nominal Value FF6.25 per Ordinary      978,612 ADSs             $23.81             $23,300,751.75       $ 6,151.40
Share, of ActivCard S.A.
                                                                                   --------------       ----------
                                                                                   $65,935,288.75       $17,406.92
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the offering price of ADSs is based on the per share option exercise price.
(2) Pursuant to Rule 457(c) and 457(h), offering prices are based on $23.81 per ADS for 987,612 ADSs based on the average of the high and low prices of Common Stock on the Nasdaq consolidated reporting system on November 13, 2000, and is estimated solely for purpose of calculating the registration fee.

                             INTRODUCTORY STATEMENT


                  ActivCard S.A., a societe anonyme organized under the laws of France (the "Registrant"), files this Registration Statement on Form S-8 (the "Registration Statement") relating to the sale of up to 5,058,472 of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"). Each ADS represents one Ordinary Share, nominal value FF6.25 per share, of the Registrant. The ADSs are deliverable upon the exercise of certain stock options granted under the ActivCard S.A. 1997 French Stock Option Plan, the 1998 French Stock Option Plan, the Stock Option Plan 1999 and the Stock Option Plan 2000 (collectively, the "Plans").

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.           Incorporation of Documents by Reference.

                  The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

                  (a) the description of the Registrant's Ordinary Shares and the American Depositary Shares contained in the Registration Statement on Form F-1/A, filed on March 14, 2000 (the "Form-1/A") filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         Item 4.           Description of Securities.

                  Not applicable.


         Item 5.           Interests of Named Experts and Counsel.

                  None.

         Item 6.           Indemnification of Directors and Officers.

                  French law generally prohibits the Registrant from entering into indemnification agreements with its directors and officers providing for limitations on personal liability for damages and other costs and expenses that may be incurred by directors and officers arising out of or related to acts or omissions in such capacity. French law also prohibits the STATUTS of the Registrant from providing for the limitation of liability of a member of the Board of Directors. These prohibitions may adversely affect the ability of the Registrant to attract and retain directors. Generally, under French law, directors and officers will not be held personally liable for decisions taken diligently and in the corporate interest of the Registrant. Nevertheless, the Registrant has obtained insurance to cover directors' and officers' legal liability arising from alleged wrongful acts that might occur in their respective capacities. The Registrant believes that this insurance is comparable to that maintained by other companies similar to it.


         Item 7.           Exemption from Registration Claimed.

                  Not applicable.

         Item 8.           Exhibits.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

                  4.1 Amended STATUTS, or charter and by-laws of the Registrant (English translation) (previously filed as an exhibit to the Registrant's Form-1/A (filed with the Commission on March 14, 2000 and incorporated herein by reference).

                  4.2 Form of Deposit Agreement, among the Registrant and The Bank of New York, as Depositary and the holders from time to time of the American Depositary Receipts issued thereunder (including, as an exhibit thereto, the form of American Depositary Receipt) (filed with the Commission on March 14, 2000 and incorporated herein by reference).

                  4.3.1    1997 French Stock Option Plan.

                  4.3.2    1998 French Stock Option Plan.

                  4.3.3    Stock Option Plan 1999.

                  4.3.4    Stock Option Plan 2000.

                  5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the securities registered hereby.

                  23.1     Consent of Ernst & Young.

                  24       Powers of attorney (included on signature page)

         Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  to include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; and

                          (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on July 24, 2000.

                                 ActivCard S.A.


                                 By:      /s/     Jean-Gerard Galvez
                                      ------------------------------------------
                                                  Jean-Gerard Galvez
                                         Chairman of the Board, President and
                                                Chief Executive Officer




                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2000. In addition, each of the undersigned hereby constitutes and appoints Jean-Gerard Galvez and George Wikle jointly and severally, his attorneys-in-fact, each with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to the Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Signature               Title
         ---------               -----

Jean-Gerard Galvez               Chairman of the Board of Directors, President
                                 and Chief Executive Officer
 /s/  Jean-Gerard Galvez
--------------------------


Yves Audebert                    Vice Chairman of the Board of Directors and
                                 Chief Technology Officer
 /s/  Yves Audebert
--------------------------


George Wikle                     Chief Financial Officer and Secretary and
                                 Authorized Representative in the United States
 /s/  George Wikle
--------------------------


James E. Ousley                  Director


--------------------------

Sergio Cellini                   Director

 /s/  Sergio Cellini
--------------------------


Clifford Gundle                  Director

 /s/  Clifford Gundle
--------------------------


Montague Koppel                  Director

 /s/  Montague Koppel
--------------------------


Lee Kheng Nam                    Director

 /s/  Lee Kheng Nam
--------------------------


Antoine R. Spillman              Director

 /s/  Antoine R. Spillman
--------------------------

                                  EXHIBIT INDEX



Exhibit Number    Description                                              Page
--------------    -----------                                              ----
4.1               Amended STATUTS, or charter and by-laws of the
                  Registrant (English translation) (previously filed as an exhibit to the Registrant's Form-1/A
                  (filed with the Commission on March 14, 2000 and incorporated herein by reference).

4.2 Form of Deposit Agreement, among the Registrant and The Bank of New York, as Depositary and the holders from time to time of the American Depositary Receipts issued thereunder (including, as an exhibit thereto, the form of American Depositary Receipt) (filed with the Commission on March 14, 2000 and incorporated herein by reference).

4.3.1             1997 French Stock Option Plan.

4.3.2             1998 French Stock Option Plan.

4.3.3             Stock Option Plan 1999.

4.3.4             Stock Option Plan 2000.

5                 Opinion of Shearman & Sterling, counsel to the
                  Registrant as to the legality of the securities registered hereby.

23.1              Consent of Ernst & Young.

24                Powers of attorney (included on signature page).


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